Exhibit 99.1

November 3, 2014

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

JOHN F. MARSHALL, JR. JOINS HAMPTON ROADS BANKSHARES AS CHIEF RISK OFFICER

Virginia Beach, Virginia, November 3, 2014:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank (“Shore”), today announced that John F. Marshall, Jr. has joined the Company as Executive Vice-President and Chief Risk Officer.  Marshall succeeds Robert J. Bloxom who retired from the Company as of September 30th.  Marshall has over 27 years of banking experience, the majority of which has been in risk and credit management.

Douglas J. Glenn, the Company’s President and Chief Executive Officer, said, “I am extremely pleased that John has agreed to join our company as the new Chief Risk Officer.  The management depth we have built in risk and credit management afforded us the opportunity to run a very broad and deliberate search process for this role.  Among a number of strong candidates, John stood out and fits perfectly with the culture we are building in our company.  Risk and credit management are among the most important pillars upon which every bank grows and I think John’s skill set will help us do so prudently and successfully as we continue to execute on our One Bank strategy.”

Marshall was most recently the Chief Credit Officer of Evans Bank in Buffalo, New York, but spent his career primarily in North Carolina at Bank of America, First Charter Bank and Wachovia Bank.  Marshall received a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill and is a Six Sigma Green Belt.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements about the anticipated performance of the Company’s personnel and future trends and strategies. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”). The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Virginia, eastern Maryland, and southern Delaware through eight banking offices, ATMs, and loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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